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                [LETTERHEAD OF SMOKELESS TOBACCO COUNCIL, INC.]



September 2, 1997

Mr. Clifford D. Ray
Vice President, Marketing
National Tobacco Company, L.P.
257 Park Avenue South, Seventh Floor
New York, NY  10010-7304


Dear Cliff:


This letter is to authorize National Tobacco Company, L.P. to use in the registration statement on Form S-4, the industry data compiled by KPMG Peat Marwick for the Smokeless Tobacco Council, Inc. and the Smokeless Tobacco Council, Inc.'s name in connection with this information.



Sincerely,


/s/JEFFREY J. SCHLAGENHAUF
--------------------------------
   Jeffrey J. Schlagenhauf
   President